UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

______________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report:

May 29, 2013

ENSERVCO CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	0-9494	84-0811316
State of	Commission File	IRS Employer
Incorporation	Number	Identification No.

501 South Cherry St., Ste. 320

Denver, CO 80246

Address of principal executive offices

303-333-3678

Telephone number, including

Area code

_____________________________

Former name or former address if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On May 29, 2013, Enservco Corporation’s (the “Company”) Board of Directors met and reviewed proposed amendments to the employment agreements of Michael Herman, the Chief Executive Officer of the Company, and Rick Kasch, the Company’s President. In neither case did the amendments affect compensation payable to Mr. Herman or Mr. Kasch.

Mr. Herman’s employment agreement was amended to extend his term of employment to June 30, 2015, and thereafter continue on a year-to-year basis ending on June 30 of the following year, unless the Company provides notice of non-renewal at least 60 days prior to the last day of the then-current term or the employment agreement is other otherwise terminated.

Mr. Kasch’s employment agreement was amended to extend his term of employment to June 30, 2015, and thereafter continue on a year-to-year basis ending on June 30 of the following year, unless the Company provides notice of non-renewal at least 60 days prior to the last day of the then-current term or the employment agreement is other otherwise terminated. Additionally, Mr. Kasch’s employment agreement was amended to reflect that he will serve as President of the Company.

The Board of Directors approved the amendments to Mr. Herman’s and Mr. Kasch’s employment agreements unanimously. Mr. Herman did not participate in the discussion of his employment agreement or the vote to approve the agreement.

Item 5.05 Amendments to the Registrant’s Code of Ethics.

On May 29, 2013, the Company’s Board of Directors met and discussed the Company’s Code of Business Conduct and Ethics and Whistleblower Policy (the “Code of Business Conduct”) and reviewed proposed amendments to the Code of Business Conduct. After review and discussion, the Directors adopted the amendments to the Code of Business Conduct. Although the amendments are generally non-substantive, the Directors believed that it was important to revise and republish the Code of Business Conduct, as it had not been revised since July 2010. The Code of Business Conduct is available on the Company’s website.

Item 8.01 Other Events

Prior to May 29, 2013, the Company’s Board of Directors followed an informal policy regarding related party transaction. On May 29, 2013, the Board reviewed and adopted a formal Related Party Transactions Policy. The Related Party Transactions Policy is available on the Company’s website.

Also on May 29, 2013, the Board reviewed the merits of creating an audit committee. The directors believed that it was in the Company’s best interest to establish one, and they unanimously resolved to create an Audit Committee and appointed Mr. Oppenheim to serve as Chair of the Audit Committee and Mr. Laheney to serve as a member of the Audit Committee. Additionally, the Board unanimously approved the Audit Committee Charter, which is available on the Company’s website.

Item 9.01 Financial Statements and Exhibits

(d)	Exhibits

10.01	Amendment no. 1 to employment agreement with Michael D. Herman
10.02	Amendment no. 2 to employment agreement with Rick D. Kasch
14.01	Code of Ethics
99.01	Related Party Transactions Policy
99.02	Audit Committee Charter

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant caused this report to be signed on its behalf by the undersigned, thereunto duly authorized, on the 30th day of May 2013.

Enservco Corporation

By: /s/ Rick D. Kasch
Rick D. Kasch, President